EXHIBIT 10.33
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 8, 2007, is made by and among BTHC VI, Inc., a Delaware corporation with headquarters located at 12890 Hilltop Road, Argyle, Texas 76226 (the “Company”), Athersys, Inc., a Delaware corporation with headquarters located at 3201 Carnegie Avenue, Cleveland, Ohio 44115 (“Athersys”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A-1 (individually, an “Investor” and collectively, the “Investors”).
BACKGROUND
     A. The Company and Athersys are parties to a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which, in exchange for certain consideration payable to the security holders of Athersys prior to the Merger (the “Athersys Stockholders”), a wholly-owned subsidiary of the Company will be merged with and into Athersys, with Athersys as the surviving entity (the “Merger”). As a result of the Merger, Athersys will be a wholly-owned subsidiary of the Company. The closing date for the Merger is targeted for any date up to and including June 29, 2007 (the “First Closing Date”).
     B. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
     C. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name in column two (2) on the Schedule of Investors in Exhibit A-1 (“Initial Common Shares”), (ii) initial warrants, in substantially the form attached hereto as Exhibit E (the “Initial Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on the Schedule of Investors (as exercised, collectively, the “Initial Warrant Shares”).
     D. Each Investor listed on Exhibit A-2 hereto (the “Second Closing Schedule of Investors”), severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement in a Second Closing (as defined in Section 2.1(b) below) (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company, set forth opposite such Investor’s name in column two (2) on the Second Closing Schedule of Investors (“Additional Common Shares” and collectively with the Initial Common Shares, the “Common Shares”), (ii) warrants, in substantially the form attached hereto as Exhibit E (the “Additional Warrants” and collectively with the Initial Warrants, the “Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on such Second Closing Schedule of Investors (as exercised, collectively, the

“Additional Warrant Shares” and collectively with the Initial Warrant Shares, the “Warrant Shares”).
     E. The aggregate number of shares of Common Stock that is required to be sold in the First Closing is at least 8,000,000 shares, although it is currently contemplated that at least 12,600,000 shares (and up to a total of 13,000,000 shares) of Common Stock shall be sold in the First Closing, with the aggregate number of shares of Common Stock to be sold to Investors in both the First Closing and the Second Closing not to exceed 13,000,000 shares of Common Stock.
     F. The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities,” and the Common Shares and the Warrants are collectively referred to in the Private Placement Memorandum (as defined in Section 3.1(g) below) as “Units”.
     G. At the time of the First Closing, 3,210,523 shares of Common Stock will be issued to the Athersys Stockholders in connection with the Merger in accordance with the Merger Agreement.
     H. Athersys, the Agents (as defined in Section 3.1(o) below) and Signature Bank, as escrow agent (the “Escrow Agent”), have entered into an Escrow Agreement (the “Escrow Agreement”) to provide for the safekeeping of funds received and documents executed in connection with the offering of the Securities. Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction of the Company’s closing conditions.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
     “Additional Common Shares” has the meaning set forth in recitals to this Agreement.
     “Additional Purchase Price” has the meaning set forth in Section 2.1.
     “Additional Warrant Shares” has the meaning set forth in recitals to this Agreement.
     “Additional Warrants” has the meaning set forth in recitals to this Agreement.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

     “Agents” has the meaning set forth in Section 3.1(o).
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Athersys” has the meaning set forth in the preamble to this Agreement.
     “Athersys Counsel” means Jones Day, counsel to Athersys.
     “Beneficial Interest Holder” has the meaning set forth in Section 3.3(a).
     “Benefit Arrangements” means all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability.
     “Best Efforts” means the reasonable best efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practical; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Company to dispose of or make any change to its business, expend any material funds or incur any other material burden.
     “Bridge Noteholders” means the holders of the Bridge Notes that execute a joinder agreement agreeing to be bound by the terms of Article VI of this Agreement.
     “Bridge Notes” means the $2,500,000 in aggregate principal amount of convertible secured notes of Athersys issued in October 2006.
     “Bridge Shares” means the shares of Common Stock issuable pursuant to the exercise of the Bridge Warrants and the 531,781 shares of Common Stock issuable upon conversion of the Bridge Notes.
     “Bridge Warrants” means the warrants to acquire 132,945 shares of Common Stock issuable to the Bridge Noteholders in connection with the consummation of the offering the Securities.
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     “Closing” has the meaning set forth in Section 2.1(c).
     “Closing Date” has the meaning set forth in Section 2.3.
     “Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or Trading Market on which the Common Stock is then listed or quoted.

     “Company” has the meaning set forth in the preamble to this Agreement.
     “Company Counsel” means (a) with respect to certain pre-Merger matters, Thelen Reid Brown Raysman & Steiner LLP, and (b) with respect to certain post-Merger matters, Jones Day, in each case counsel to the Company.
     “Common Shares” has the meaning set forth in the recitals to this Agreement.
     “Common Stock” has the meaning set forth in the recitals to this Agreement.
     “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
     “Contingent Obligation” has the meaning set forth in Section 3.1(cc).
     “Convertible Securities” means any capital stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
     “Covering Shares” has the meaning set forth in Section 4.1(b).
     “Cut Back Securities” has the meaning set forth in Section 6.8.
     “Disclosure Materials” has the meaning set forth in Section 3.1(g).
     “Effective Date” means the date that the Registration Statement is first declared effective by the SEC.
     “Effectiveness Period” has the meaning set forth in Section 6.1(b).
     “8-K Filing” has the meaning set forth in Section 4.5.
     “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the NASD OTC Bulletin Board.
     “Environmental Laws” has the meaning set forth in Section 3.1(ff).
     “Event” has the meaning set forth in Section 6.1(d).
     “Event Payments” has the meaning set forth in Section 6.1(d).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Events” has the meaning set forth in Section 6.1(d)(ii).
     “Excluded Investors” means Cowen and Company, LLC and its Affiliates, National Securities Corporation and its Affiliates, and any other Investor that executes a confidentiality agreement in connection with the receipt of material non-public information regarding the Company or Athersys.
     “Filing Date” means 45 days after the First Closing Date.
     “First Closing” has the meaning set forth in Section 2.1(a).
     “First Closing Date” has the meaning set forth in recitals to this Agreement.
     “GAAP” has the meaning set forth in Section 3.1(h).
     “Hazardous Materials” has the meaning set forth in Section 3.1(ff).
     “Indebtedness” has the meaning set forth in Section 3.1(cc).
     “Indemnified Party” has the meaning set forth in Section 6.4(c).
     “Indemnifying Party” has the meaning set forth in Section 6.4(c).
     “Insolvent” has the meaning set forth in Section 3.1(k).
     “Intellectual Property Rights” has the meaning set forth in Section 3.1(v).
     “Initial Common Shares” has the meaning set forth in recitals to this Agreement.
     “Initial Purchase Price” has the meaning set forth in Section 2.1.
     “Initial Warrant Shares” has the meaning set forth in recitals to this Agreement.
     “Investor” has the meaning set forth in the preamble to this Agreement. For purposes of Article VI of this Agreement only, the term Investor shall also include the Agents and the Bridge Noteholders.
     “knowledge of the Company” means the knowledge of the Company and the Subsidiaries, including Athersys.
     “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.
     “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees, but excluding any decrease in the market price of the Common Stock.
     “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.
     “Material Permits” has the meaning set forth in Section 3.1(x).
     “Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
     “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.
     “Placement Agency Agreement” means that certain Placement Agency Agreement dated as of April 19, 2007 among Athersys and the Agents.
     “Placement Agent Securities” mean the Placement Agent Warrants and the Placement Agent Warrant Shares.
     “Placement Agent Warrants” mean the warrants to purchase Common Stock issuable to the Agents as partial consideration for their services as placement agents in connection with the sale of the Securities in accordance with the terms of the Placement Agency Agreement.
     “Placement Agent Warrant Shares” mean the shares of Common Stock issuable to the Agents or their designees upon exercise of the Placement Agent Warrants.
     “Private Placement Memorandum” has the meaning set forth in Section 3.1(g).
     “Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened in writing.
     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Purchase Price” has the meaning set forth in Section 2.1.
     “Qualification Date” has the meaning set forth in Section 6.1(c).

     “Qualification Deadline” has the meaning set forth in Section 6.1(c).
     “Radius” means Radius Venture Partners II, LLC, Radius Venture Partners III, LLC or any of their respective Affiliates.
     “Radius Director” has the meaning set forth in Section 4.7.
     “Registrable Securities” means the Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents or the Placement Agent Warrant Shares issued or issuable pursuant to the Placement Agent Warrants and the Bridge Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that a security shall cease to be a Registrable Security upon (a) sale pursuant to the Registration Statement or Rule 144 under the Securities Act or (b) such security becoming eligible for sale immediately and without restriction pursuant to Rule 144(k) under the Securities Act.
     “Registration Statement” means each registration statement required to be filed under Article VI of the Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Regulation D” has the meaning set forth in the recitals to this Agreement.
     “Related Person” has the meaning set forth in Section 3.3.
     “Repurchase Notice” has the meaning set forth in Section 6.1.
     “Repurchase Price” has the meaning set forth in Section 6.1.
     “Required Effectiveness Date” means the date which is the earliest of (a) ninety (90) days after the Filing Date and (b) if the Registration Statement does not become subject to review by the SEC, five (5) Trading Days after the Company receives written notification from the SEC that the Registration Statement will not be subject to review.
     “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “SEC” has the meaning set forth in the recitals to this Agreement.
     “SEC Reports” has the meaning set forth in Section 3.1(g).
     “Second Closing” has the meaning set forth in Section 2.1(b).

     “Second Closing Date” has the meaning set forth in Section 2.3.
     “Second Closing Notice” has the meaning set forth in Section 2.3.
     “Second Closing Schedule of Investors” has the meaning set forth in the recitals to this Agreement.
     “Securities” has the meaning set forth in the recitals to this Agreement.
     “Securities Act” has the meaning set forth in the recitals to this Agreement.
     “Shares” means shares of the Company’s Common Stock.
     “Shelf Registration Statement” has the meaning set forth in Section 6.1(c).
     “Significant Investor” means any Investor that purchases at least $3,000,000 of Securities pursuant to this Agreement.
     “Short Sales” has the meaning set forth in Section 3.2(h).
     “Subsidiary” means any direct or indirect subsidiary of the Company, including Athersys after consummation of the Merger.
     “Substitute Director” has the meaning set forth in Section 4.7.
     “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then a day on which trading occurs on the Nasdaq Global Select Market (or any successor thereto), or (c) if trading ceases to occur on the Nasdaq Global Select Market (or any successor thereto), any Business Day.
     “Trading Market” means any Eligible Market, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
     “Transaction Documents” means this Agreement, including the schedules and exhibits attached hereto, the Warrants, the Transfer Agent Instructions, the Escrow Agreement, the Placement Agency Agreement and the Placement Agent Warrants.
     “Transfer Agent” means National City Bank, or any successor transfer agent for the Company.
     “Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
     “Warrants” has the meaning set forth in the recitals to this Agreement.

     “Warrant Shares” has the meaning set forth in the recitals to this Agreement.
     “Wiring Institution” has the meaning set forth in Section 3.3(b).
     “Withdrawing Director” has the meaning set forth in Section 4.7.
ARTICLE II
PURCHASE AND SALE
     2.1 Closings.
          (a) First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Initial Common Shares and Initial Warrants set forth opposite such Investor’s name on Exhibit A-1 for the First Closing hereto under the headings “Common Shares” and “Warrants” (the “First Closing”). Notwithstanding anything to the contrary in this Agreement, up to 13,000,000 shares of Common Stock may be issued and sold at the First Closing.
          (b) Second Closing. The Company agrees to issue and sell to each Investor listed on the Second Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Second Closing Date (as defined below), up to such number of Additional Common Shares and Additional Warrants set forth opposite such Investor’s name on the Second Closing Schedule of Investors for the Second Closing under the headings “Common Shares” and “Warrants” (the “Second Closing”). Notwithstanding the foregoing, the aggregate number of shares of Common Stock to be sold to Investors in both the First Closing and the Second Closing shall not exceed 13,000,000 shares of Common Stock.
          (c) Closing. The First Closing and the Second Closing are each referred to in this Agreement as a “Closing.” The date and time of each Closing shall occur on the applicable Closing Date at the offices of Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114-1190 or remotely via the exchange of documents and signatures.
          (d) Purchase Price. The purchase price for each Investor of the Initial Common Shares and the related Initial Warrants to be purchased by each such Investor at the First Closing shall be the amount set forth opposite such Investor’s name on Exhibit A-1 for the First Closing (the “Initial Purchase Price”). The purchase price for each Investor of the Additional Common Shares and the related Additional Warrants to be purchased by each such Investor at the Second Closing shall be the amount set forth opposite such Investor’s name on the Second Closing Schedule of Investors at the Second Closing (the “Additional Purchase Price”, and together with the Initial Purchase Price, the “Purchase Price”).

     2.2 First Closing Date. Subject to the terms and conditions set forth in this Agreement, the date and time of the First Closing shall be the First Closing Date (or such later date as is mutually agreed to by the Company and each Investor).
     2.3 Second Closing Date. Subject to the terms and conditions set forth in this Agreement, the date and time of the Second Closing (the “Second Closing Date,” and together with the First Closing Date, each a “Closing Date” and collectively, the “Closing Dates”) shall be 11:00 a.m., New York City Time, on the date mutually agreed to by the Company and the Investor listed in the Second Closing Schedule of Investors; provided, however, that such date is not expected to be later than five (5) Business Days following the First Closing Date.
     2.4 Closing Deliveries.
          (a) At the First Closing, the Company shall deliver or cause to be delivered to each Investor the following:
               (i) a legal opinion of (A) Company Counsel and (B) Athersys Counsel, in each case dated as of the date of such Closing, substantially in the form reasonably acceptable to counsel for the Agents and counsel for Radius; and
               (ii) duly executed Transfer Agent Instructions substantially in the form of Exhibit D hereto acknowledged by the Company’s transfer agent.
          (b) On the First Closing Date, each Investor shall deliver or cause to be delivered to the Company the Initial Purchase Price set forth opposite such Investor’s name on Exhibit A-1 hereto under the heading “Purchase Price” by paying United States dollars via bank, certified or personal check which has cleared prior to the First Closing Date or in immediately available funds, by wire transfer to the following escrow account:
Acct. Name: Signature Bank as Escrow Agent for Athersys, Inc.
ABA Number: 026013576
Acct Number: 1500892524
On the Second Closing Date, each Investor listed on the Second Closing Schedule of Investors shall pay the Additional Purchase Price set forth opposite such Investor’s name on the Second Closing Schedule of Investors to the Company for the Additional Common Shares to be issued and sold to such Investor at the Additional Closing by paying United States dollars via bank, certified or personal check which has cleared prior to the Second Closing Date or in immediately available funds, by wire transfer to the above-referenced escrow account.
          (c) The Company shall cause its Transfer Agent to issue one or more stock certificates to each Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Common Shares equal to the number of Shares set forth opposite such Investor’s name on Exhibit A-1 hereto or the Second Closing Schedule of Investors, as applicable, under the heading “Common Shares” registered in the name of such Investor within five (5) Business Days of the applicable Closing.
          (d) The Company shall cause its Transfer Agent to issue a Warrant to each Investor, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A-1 hereto or the Second Closing Schedule of Investors, as applicable, under the heading “Warrant Shares” issued in the name of such Investor within five (5) Business Days of the applicable Closing.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company, including Athersys, after giving effect to the Merger):
          (a) Subsidiaries. The Company has no Subsidiaries other than Athersys and those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(n) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
          (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, (iii) other than as contemplated in this Agreement, the other Transaction Documents or in the Placement Agency Agreement or except as disclosed in Schedule 3.1(d) hereto, result in any obligation of the Company or any of its Subsidiaries to make any payment as a result of the consummation of the Merger or the transactions contemplated by this Agreement or (iv) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.
          (e) The Securities. The Securities (including the Warrant Shares) and the Placement Agent Securities (including the Placement Agent Warrant Shares) have been duly authorized, and the Common Shares, the Warrant Shares and the Placement Agent Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of (i) each Investor set forth in Section 3.2 hereof and (ii) the Agents set forth in the Placement Agency Agreement, it is not necessary in connection with the offer and sale of the Common Shares and the Warrants to the Investors to register such Common Shares and the Warrants under the Securities Act and the Securities will be issued in compliance with applicable federal and state securities laws.

          (f) Capitalization.
                    (i) Immediately prior to the Merger, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto.
                    (ii) Immediately prior to the Merger, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of Athersys (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of Athersys) is set forth in Schedule 3.1(f) hereto.
                    (iii) As of the date hereof, immediately prior to the First Closing and immediately after the Merger, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto.
                    (iv) All outstanding shares of capital stock of the Company and Athersys are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.
                    (v) Except as disclosed in Schedule 3.1(f) hereto and except in connection with the sale of the Securities, as of the date hereof, immediately prior to the First Closing and immediately after the Merger, the Company does not have outstanding any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, as of the date hereof, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(f) hereto and except in connection with the sale of the Securities, as of the date hereof, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.
          (g) SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, for the 12 months preceding the date hereof (or for such shorter period the Company was required to file such reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement, including the Schedules and Exhibits hereto, and Athersys’ Confidential Private Placement Memorandum, dated April 19, 2007, and any amendment or supplement thereto (the “Private Placement Memorandum”), are collectively referred to as the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (h) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements and the financial statements of Athersys included in the Private Placement Memorandum, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and Athersys, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
          (i) Absence of Undisclosed Liabilities Except (a) as disclosed in the SEC Reports or the Private Placement Memorandum, (b) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business and (c) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

          (j) Material Agreements. As of the date hereof and prior to the Merger, all material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports or the Private Placement Memorandum, except as disclosed on Schedule 3.1(j). Except as described in Schedule 3.1(j), neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived).
          (k) Absence of Certain Developments. Since December 31, 2006, except as disclosed in the SEC Reports or the Private Placement Memorandum and except in connection with the Merger, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock or options therefor held by current or former employees, officers, directors, or consultants pursuant to Athersys’ incentive plans being terminated in connection with the Merger or an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. Except as disclosed in the SEC Reports, the Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the applicable Closing, the Company will not be Insolvent (as defined below). For purposes of this Section 3.1(k), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(y)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (l) Absence of Litigation. Except as disclosed in the SEC Reports or the Private Placement Memorandum, there is no Proceeding before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (m) Compliance with Law.
                    (i) Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (A) is in violation of any order of any applicable court, arbitrator or governmental body, or (B) is or has been in violation of any applicable statute, rule or regulation of any governmental authority.
                    (ii) The Company and the Subsidiaries are in compliance, and for the past three years have been in compliance, with all applicable rules and regulations of the United States Food and Drug Administration (“FDA”) (including the “Good Manufacturing Practices” regulations, if and when applicable), and all applicable rules and regulations of any analogous foreign regulatory authority. The Company and its subsidiaries have developed and maintain quality control procedures in accordance with applicable rules and regulations of the FDA and any analogous foreign regulatory authority. None of the products manufactured, marketed, or currently in development by the Company or the Subsidiaries has been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Subsidiaries’ facilities and any United States and international regulatory approvals or premarket notifications therefor are owned by and registered in the name one of the Subsidiaries and are in full force and effect. Neither the Company nor any of the Subsidiaries has received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its practices or threatening to impose any penalties or sanctions, and neither the Company nor any of the Subsidiaries is aware of any intent to deliver any such notice.
          (n) Title to Assets; Condition of Properties. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all tangible personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as described in Schedule 3.1(n) and except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases that are valid, binding and enforceable against the Company or such Subsidiary and, to the Company’s knowledge, the other parties thereto. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and the Subsidiaries and necessary for their respective businesses are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s or such Subsidiary’s business.

          (o) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf (other than the Agents and their respective Affiliates, with respect to whom the Company makes no representation or warranty), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any Loss arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. Athersys acknowledges that it has engaged Cowen and Company, LLC and National Securities Corporation as its exclusive placement agents (the “Agents”) in connection with the sale of the Securities. Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.
          (p) Private Placement. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf (other than the Agents and their respective Affiliates, with respect to whom the Company makes no representation or warranty) has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act under Section 4(2) thereof in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
          (q) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all applicable listing and maintenance requirements of any such Trading Market.
          (r) Registration Rights. Except as contemplated pursuant to this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered pursuant to the Registration Statement contemplated by Section 6.1(a) that have not been satisfied or waived.
          (s) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
          (t) Disclosure. The Company confirms that neither it nor any of its officers, directors or, to its knowledge, Affiliates has knowingly provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors). All disclosure provided by the Company (including by Athersys) to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the Merger and the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.
          (u) Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than the Agents) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor (other than the Agents) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than the Agents) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (v) Patents and Trademarks. To the Company’s knowledge, the Company and the Subsidiaries own, or possess adequate rights or licenses to use, all registered trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. None of the Company’s or the Subsidiaries’ Intellectual Property Rights have expired, or are expected to expire, within six months from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or the Subsidiaries of Intellectual Property Rights of others. Except as set forth on Schedule 3.1(v) hereto, there is no Proceeding being made or brought, or to the knowledge of the Company, being threatened in writing, against the Company or the Subsidiaries regarding its Intellectual Property Rights.
          (w) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.
          (x) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Private Placement Memorandum (“Material Permits”), except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any Material Permit.
          (y) Transactions With Affiliates and Employees. Except as set forth in the Company’s SEC Reports or in the Private Placement Memorandum, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated under the Securities Act with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (z) Internal Accounting Controls. The Company and the Subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (aa) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (bb) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (cc) Indebtedness. Except as disclosed in the SEC Reports, the Private Placement Memorandum or Schedule 3.1(cc), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
          (dd) Employee Matters.
                    (i) The Company and its Subsidiaries are in compliance with all applicable laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice, and no complaint has been filed or, to the Company’s knowledge, threatened to be filed against the Company or any of its Subsidiaries with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company’s knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.
                    (ii) Except as disclosed in the SEC Reports or in the Private Placement Memorandum, no executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant between the Company or any Subsidiary and such executive officer. All sums required to be paid prior to the Closing Date for employee compensation and benefits, and all vacation time owing to any employees of the Company or any of its Subsidiaries as of the Closing Date, has either been paid or accrued on the accounting records of the Company and its Subsidiaries.

                    (iii) To the knowledge of the Company, the Benefit Arrangements have been administered in substantial compliance with their terms and with the requirements of applicable law. All payments made by the Company and its Subsidiaries to current or former employees of the Company or any of its Subsidiaries prior to the Closing Date pursuant to the Benefit Arrangements have been or, to the knowledge of the Company, will be deductible under the Internal Revenue Code of 1986, as amended.
     (ee) Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations respecting labor, employment practices, benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (ff) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health (with respect to exposure to releases of Hazardous Materials into the environment) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all legally binding codes, decrees, injunctions, judgments, orders or regulations issued, entered or promulgated thereunder. The term “Hazardous Materials” means chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes as defined in or regulated under any Environmental Law.
     (gg) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries as owned by the Company or such Subsidiary.
     (hh) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject to be filed prior to the date hereof, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods ending on or prior to the date hereof for which a tax return, report or declaration has not yet been filed or for periods that include but do not end on the date hereof. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
     3.2 Representations, Warranties and Covenants of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents, warrants and covenants to the Company as follows:
          (a) Organization; Authority. Such Investor is either (i) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder or (ii) a natural person who has reached the age of 21 with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
          (b) No Public Sale or Distribution. Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
          (c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit B-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.
          (d) Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.
          (e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports which the Company has made available to such Investor through the EDGAR system.
          (f) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (g) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents, if any, of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.
          (h) Prohibited Transactions. No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Investor was first contacted by the Company, Athersys, the Agents or any other Person regarding an investment in the Company. Such

Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
          (i) Restricted Securities. The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
          (j) Legends. It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b)
          (k) No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agents have acted solely as the agent of the Company in this placement of the Securities, and that the Agents make no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agents.
          3.3 Patriot Act Compliance. To induce the Company to accept the Investor’s investment, each Investor severally and not jointly hereby makes the following representations, warranties and covenants to the Company:
          (a) The undersigned represents and warrants that no holder of any beneficial interest in the Investor (each a “Beneficial Interest Holder”) and, no Related Person (in the case the undersigned is an entity) is or will be:
                    (i) A person or entity whose name appears on the list of specially designated nationals and blocked persons maintained by the Office of Foreign Asset Control from time to time;
                    (ii) A Foreign Shell Bank; or

          (iii) A person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction.
     (b) The Investor represents that the bank or other financial institution (the “Wiring Institution”) from which the Investor’s funds will be wired is located in a FATF Country.
     (c) The Investor represents that:
          (i) Neither it, any Beneficial Interest Holder nor any Related Person (in the case of the undersigned is an entity) is a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family or any Close Associate of a Senior Foreign Political Figure; or
          (ii) Neither it, any Beneficial Interest Holder nor any Related Person (in the case the undersigned is an entity) is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
          (iii) Its investment funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.
        (d) For purposes of this Section 3.3, the following definitions shall apply:
     Close Associate: With respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.
     FATF: The Financial Action Task Force on Money Laundering.
     FATF Country: A country that is a member of FATF. As of September 1, 2003, the countries which are members of FATF are: Argentina; Australia; Austria; Belgium; Brazil; Canada; Denmark; Finland; France; Germany; Greece; Hong Kong; Iceland; Ireland; Italy; Japan; Luxembourg; Mexico; Kingdom of the Netherlands; New Zealand; Norway; Portugal; Singapore; South Africa; Spain; Sweden; Switzerland; Turkey; United Kingdom and United States. For a current list of FATF members see http://www1.oecd.org/fatf/Members_en.htm.
     Foreign Bank: An organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

     Foreign Shell Bank: A Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.
     Government Entity: Any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.
     Immediate Family: With respect to a Senior Foreign Political Figure, typically includes the political figure’s parents, siblings, spouse, children and in-laws.
     Non-Cooperative Jurisdiction: Any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See http://www1.oecd.org/fatf/NCCT_en.htm for FATF’s list of non-cooperative countries and territories.
     Physical Presence: A place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (a) employs one or more individuals on a full-time basis; (b) maintains operating records related to its banking activities; and (c) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.
     Publicly Traded Company: An entity whose securities are listed on a recognized securities exchange or quoted on an automated quotation system in the U.S. or country other than a Non-Cooperative Jurisdiction or a wholly-owned subsidiary of such an entity.
     Qualified Plan: A tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. Government Entity.
     Regulated Affiliate: A Foreign Shell Bank that: (a) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (b) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.
     Related Person: With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a Publicly Traded Company or a Qualified Plan, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such Publicly Traded Company and beneficiaries of such Qualified Plan.

     Senior Foreign Political Figure: A senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.
     USA PATRIOT Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Pub. L. No. 107-56).
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.
          (b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM,

OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of the Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144, (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities are eligible for sale under Rule 144(k), or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall issue a certificate in the form included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of (i) a legended certificate representing such Securities, and (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section.
     If within three Trading Days after the Company’s receipt of a legended certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above, the Company shall fail to issue and deliver to such Investor a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing sale price on the primary Trading Market on which the Common Stock is listed or quoted on the date of delivery of such certificate and the other documents as specified in Clauses (i) and (ii) of the paragraph immediately above.
     (c) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the

Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties, provided, that such pledgee or holder of security interest is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).
     4.2 Furnishing of Information. Until the date that any Investor owning Common Shares or Warrant Shares may sell all of them under Rule 144(k) of the Securities Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and (b) make and keep adequate “current public information” (as such term is described in Rule 144) available.
     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
     4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Warrants in such amount as may be required to fulfill its obligations to issue such Warrant Shares. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Warrant Shares under the Warrants, the Company shall promptly take such actions as may be required to increase the number of authorized shares.
     4.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby. On or prior to the fourth Business Date following the First Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) providing a summary of the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K copies of this Agreement and a form of Warrant (including the schedules and the names, and addresses of the Investors and the amount(s) of Securities respectively purchased). Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby. Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor, unless otherwise required by law, including, without limitation, in the Registration Statement. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor, other than to any representative of any Investor that is serving on the Company’s board of directors.
     4.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities substantially as set forth in the Private Placement Memorandum. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.
     4.7 Radius Director. If Radius purchases Securities pursuant to this Agreement for an aggregate purchase price of at least $6,000,000, and for so long as Radius owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 25% of the shares of Common Stock purchased by Radius pursuant to this Agreement, the Company agrees that it shall take, and shall cause its Board of Directors to take, all action within its powers to nominate one (1) representative designated by Radius (the “Radius Director”) as a member of the Board of Directors, who shall be initially Jordan Davis. In the event that any Radius Director designated in the manner set forth in this Section 4.7 is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors (a “Withdrawing Director”), the Company agrees that it shall take, and shall cause its Board of Directors to take, all action within its powers to nominate or elect an individual designated by Radius (the “Substitute Director”) as such Withdrawing Director’s replacement.
ARTICLE V
CONDITIONS
     5.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the First Closing is subject to the satisfaction or waiver by such Investor, at or before the First Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing as though made on and as of such date.

               (b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing.
               (c) Merger. Contemporaneously with the First Closing, the Merger shall have been consummated.
               (d) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided..
               (e) Officer’s Certificate. Each of the Significant Investors shall have received a certificate, dated the First Closing Date, signed by the Chief Executive Officer of the Company, certifying that the conditions specified in the foregoing Sections 5.1(a) through 5.1(e) hereof have been fulfilled.
               (f) Closing Deliveries. All closing deliveries required to be made by the Company pursuant to Section 2.4(a) hereof shall have been made.
               (g) Consents and Waivers. Athersys shall have obtained the consents and waivers set forth on Schedule 5.1(g) hereto, and such consents and waivers shall be in full force and effect.
          5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the First Closing is subject to the satisfaction or waiver by the Company, at or before the First Closing, of each of the following conditions:
               (a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made on and as of such date.
               (b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the First Closing.
               (c) Merger. Contemporaneously with the First Closing, the Merger shall have been consummated.
               (d) Closing Deliveries. All closing deliveries required to be made by the Investors pursuant to Section 2.4(b) hereof shall have been made.
               (e) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.
ARTICLE VI
REGISTRATION RIGHTS
          6.1 Registration Statement.
               (a) As promptly as practical, and in any event on or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1, in which case such registration shall be on another appropriate form in accordance with the Securities Act, and except that, if eligible, the Company may use Form S-3) and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit C.
               (b) The Company shall use its Best Efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its Best Efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Common Shares and Warrant Shares covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”).
               (c) The Company shall timely file all reports and other material required to be filed pursuant to the Exchange Act and otherwise use commercially reasonable efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act. Subject to Section 6.1(e), promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than thirty (30) days after the Qualification Date (the “Qualification Deadline”), the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter.
               (d) Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured (or, in the case of Events relating to nonconsecutive Trading Days, upon the re-occurrence of such Event), the Company shall pay to each Investor (other than an Agent with respect to Placement Agent Warrant Shares or a Bridge Noteholder with respect to Bridge Shares) an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of (i) the number of Common Shares held by such Investor as of the date of such Event that are not registered pursuant to an effective Registration Statement, or not listed or quoted, or are suspended from trading on an Eligible Market (as the case may be), multiplied by (ii) the Purchase Price paid by such Investor for such Common Shares; provided, however, that the total amount of payments pursuant to this Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, ten percent (10%) of the aggregate Purchase Price paid by all Investors. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (pro rated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.
For such purposes, each of the following shall constitute an “Event”:
                    (i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;
                    (ii) except as provided for in Section 6.1(e) (the “Excluded Events”), after the Effective Date, the Registration Statement or a subsequent Registration Statement filed in replacement thereof) ceases to be effective for purposes of resale by the Investors (other than an Agent with respect to Placement Agent Warrant Shares or a Bridge Noteholder with respect to Bridge Shares) for any reason (including without limitation by reason of a stop order or the Company’s failure to update the Registration Statement, other than the fault of such Investor) for five or more consecutive Trading Days or for an aggregate of 15 Trading Days (whether or not consecutive) in any 12-month period; and
                    (iii) except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period.
               (e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company, in the reasonable judgment of its Board of Directors after consultation with counsel, believes that (i) there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the Registration Statement could result in a violation of the Securities Act, the Exchange Act or any provision of any applicable state securities law or (ii) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the reasonable judgment of its Board of

Directors after consultation with counsel) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6(e) may be exercised for a period of no more than 20 Trading Days at a time and not more than twice in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
          6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
               (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Significant Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Significant Investors. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Significant Investors and the plan of distribution as the Significant Investors may reasonably and promptly propose no later than two Trading Days after the Significant Investors have been so furnished with copies of such documents as aforesaid.
               (b) (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
               (c) Notify the Significant Investors as promptly as reasonably possible, and (if requested by the Significant Investors) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat in writing of any Proceeding for such purpose; or (vii) any Registration Statement or Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (d) Use its reasonable Best Efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
               (e) If requested by an Investor, provide such Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
               (f) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
               (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market any applicable additional shares listing application covering all of the Registrable Securities, (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter, and (iii) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Common Shares on each such Trading Market.
               (h) Prior to any public offering of Registrable Securities, use its reasonable Best Efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
               (i) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.
               (j) Upon the occurrence of any event described in Section 6.2(c)(vii), subject to Section 6.1(e), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (k) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not knowingly deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.
               (l) Comply in all material respects with all rules and regulations of the SEC applicable to the registration of the Registrable Securities.
               (m) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(d) to such Investor that such Investor furnish to the Company the information specified in Exhibits B-1, B-2 and B-3 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit C hereto) as shall be reasonably required to effect the registration of such Registrable Securities, including, without limitation, requested by the SEC in connection with any review of the Registration Statement or otherwise, and shall complete and execute such documents in connection with such registration as the Company may reasonably request.
          6.3 Registration Expenses. The Company shall pay all fees and expenses of the Company incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or blue sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. The Company shall also reimburse the Agents for the fees and disbursements of their counsel in connection with registration, filing or qualification of the Registration Statement and to make the necessary filings with NASD Rule 2710 on behalf of the Placement Agents, which amount shall be limited to $10,000; provided, however, that such amount shall be limited to $5,000 if the SEC does not review the Registration Statement. The Company will also pay all filing fees and reasonable legal fees in connection with the Agents’ NASD Rule 2710 filing to be prepared by Agents’ counsel. The Company shall not be obligated to pay any fees of the Investors in connection with the performance of or compliance with Article VI of this Agreement, including any underwriting discounts or commissions or transfer taxes.
          6.4 Indemnification
               (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation by the Company of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach by the Company of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, or in any free writing prospectus if such corrected prospectus or free writing prospectus was timely made available by the Company to the Investor, and the Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.
               (b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Investor in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement (it being understood that the information provided by the Investor to the Company in Exhibits B-1, B-2 and B-3 and the Plan of Distribution set forth on Exhibit C, as the same may be modified by such Investor and other information provided by the Investor to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
               (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
               (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
          6.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
          6.6 No Piggyback on Registrations. The Company may not include any of its securities (whether for its own account or the account of any of its security holders (other than the Investors in such capacity pursuant hereto)) in the Registration Statement other than the Registrable Securities.
          6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and officers, directors and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand or piggy-back registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder; and provided further that, to the extent Cut Back Securities (as defined in Section 6.8 hereof) exist, (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities held by officers, directors and all other holders of securities of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration (“Demanding Holders”)) and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the Demanding Holders, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder. If an offering in connection with which an Investor is entitled to registration under this Section 6.7 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 6.7, any Event Payments payable to an Investor whose Securities are included in such registration statement shall terminate with respect to the Registrable Securities included in such registration statement.
          6.8 Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall be obligated to include in such Registration Statement (which may be a subsequent Registration Statement if the Company needs to withdraw the initial Registration Statement and refile a new Registration Statement in order to rely on Rule 415) only such limited portion of the Registrable Securities as the SEC shall permit. Any exclusion of Registrable

Securities shall be made pro rata among the Investors in proportion to the number of Registrable Securities held such persons; provided, however, that 100% of the Registrable Securities held by the Bridge Noteholders shall be excluded prior to the exclusion of any Registrable Securities held by the remaining Investors, and 100% of the Registrable Securities held by the Agents shall be excluded prior to the exclusion of any Registrable Securities held by the remaining Investors. Thereafter, the order of Registrable Securities to be excluded shall be the Warrant Shares (which may be some or all of such securities) and lastly, the Common Shares (in such limited number until Rule 415 can be utilized). Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.” To the extent Cut Back Securities exist, as soon as may be permitted by the SEC, the Company shall be required to file a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Cut Back Securities) covering the resale of the Cut Back Securities and shall use Best Efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter; provided, however, that the foregoing obligation shall cease with respect to any Cut Back Securities at such time such Cut Back Securities are eligible for sale immediately and without restriction pursuant to Rule 144(k) under the Securities Act.
          6.9 Other Registrations. Prior to and for a period of six months following the Effective Date of the Registration Statement (or, in the event that the Company is required to file any additional Registration Statements pursuant to Section 6.8, prior to and for a period ending on the later of (a) the one-year anniversary of the First Closing and (b) the six-month anniversary of the effective date of the first Registration Statement covering Registrable Securities that is declared effective by the SEC), the Company shall not prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others (other than Investors) under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) on Form S-4 or relating to shares of Common Stock issuable in connection with the Company’s employee benefit plans on Form S-8. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that conflicts with the rights granted to the holders of the Registrable Securities in this Agreement. The rights granted to the holders of the Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof, except to the extent that such rights have been otherwise waived.
ARTICLE VII
MISCELLANEOUS
          7.1 Termination. This Agreement may be terminated by the Company, Athersys or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

          7.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Private Placement Memorandum to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities by the Company.
          7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
          7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
          7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, Athersys and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.
          7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
          7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder and the Placement Agents are intended third party beneficiaries of the representations and warranties made by (x) the Company in Section 3.1 and (y) the Investors in Section 3.2 and 3.3 and the covenants of the Company set forth in Article IV and Article VI.
          7.9 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR

NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
          7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.
          7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
          7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
          7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
          7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
          7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.
          7.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
          7.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
          7.18 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES TO FOLLOW]

COMPANY SIGNATURE PAGE
          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BTHC VI, INC.
By:	/s/ Gil Van Bokkelen
	Name:	Gil Van Bokkelen
	Title:	Chief Executive Officer

ATHERSYS, INC.
By:	/s/ Gil Van Bokkelen
	Name:	Gil Van Bokkelen
	Title:	Chief Executive Officer

Address for Notice:
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
Facsimile No.: (216) 432-2461
Telephone No.: (216) 431-9900
Attn: Laura K. Campbell

With a copy to:
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Facsimile: (216) 579-0212
Telephone: (216) 586-3939
Attn: Christopher M. Kelly, Esq.

INVESTOR SIGNATURE PAGE
     By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of June 8, 2007 (the “Purchase Agreement”) by and among BTHC VI, Inc., Athersys and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:
Name:
Title:
Address:

Telephone No.:
Facsimile No.:
Email Address:
Number of Shares:
Number of Warrants:
Aggregate Purchase Price: $

Exhibits:

A-1	Schedule of Investors for First Closing
A-2	Schedule of Investors for Second Closing
B	Instruction Sheet for Investors
B-1	Stock Certificate Questionnaire
B-2	Registration Statement Questionnaire
B-3	Certificate for Individual Investors
B-4	Certificate for Corporate, Partnership, Limited Liability Company, Trust, Foundation and Joint Investors
C	Plan of Distribution
D	Company Transfer Agent Instructions
E	Form of Warrant

Exhibit A-1
Schedule of Investors

Investor	Common Shares	Warrant Shares	Purchase Price
Roger J. & M. Jenai Sullivan Wall	10,000	2,500	$50,000
Adam Tymrakiewicz	10,000	2,500	$50,000
Robert A. Koch	20,000	5,000	$100,000
Antonius Dekonink	5,000	1,250	$25,000
Richard & Jeffrey K. Ward	5,000	1,250	$25,000
Goldberg & Associates	20,000	5,000	$100,000
LBJ 8001 LP	40,000	10,000	$200,000
Jennifer R. Hohneke & West Thomas Houle	15,000	3,750	$75,000
R & F Industries Inc.	10,000	2,500	$50,000
Cyber Calling Inc.	5,000	1,250	$25,000
Paradise Wire & Cable Defined Benefit Pension Plan	5,000	1,250	$25,000
J. Russell LaBarge Jr. Revocable Trust	5,000	1,250	$25,000
William Ristvedt	5,000	1,250	$25,000
V. Gopikrishna Reddy	5,000	1,250	$25,000
Dilmus R. Richey	5,000	1,250	$25,000
Gary W. Sargent	20,000	5,000	$100,000
Joseph G. Ruppert	10,000	2,500	$50,000

Investor	Common Shares	Warrant Shares	Purchase Price
John P. & Kathleen J. Gangl	10,000	2,500	$50,000
Richard & Kathleen Basch	10,000	2,500	$50,000
Neil H. & Karen J. Rolstad	5,000	1,250	$25,000
Paul Yurfest	20,000	5,000	$100,000
Peter Ohler	5,000	1,250	$25,000
Jim Swift	5,000	1,250	$25,000
Thomas Richard Bollinger	5,000	1,250	$25,000
Craig R. Whited	70,000	17,500	$350,000
Garry Ard	20,000	5,000	$100,000
John Gregory VanSchaack	10,000	2,500	$50,000
William F. Herbes	10,000	2,500	$50,000
Louis Joseph & Carolyn Hope Knauff	15,000	3,750	$75,000
Jeff Pengra & Allen Ofstehage	10,000	2,500	$50,000
Lloyd & Deborah Schill	10,000	2,500	$50,000
John Anthony DeRungs	20,000	5,000	$100,000
Eldon Marier	10,000	2,500	$50,000
Khuan K. Phu	5,000	1,250	$25,000
Bill Feniger	10,000	2,500	$50,000
Steve Huffman	20,000	5,000	$100,000
Manzoor Hasan	30,000	7,500	$150,000

Investor	Common Shares	Warrant Shares	Purchase Price
Bobby Sweeney	10,000	2,500	$50,000
West & Laurie Houle	200,000	50,000	$1,000,000
Yadon Arad Sep IRA	10,000	2,500	$50,000
Mike Kooyman	30,000	7,500	$150,000
Stevan Birnbaum Trust	9,600	2,400	$48,000
Charles Lowden	10,000	2,500	$50,000
Arthur G. Caputo	40,000	10,000	$200,000
Wayne & Chen Lin	5,000	1,250	$25,000
John Cotter	10,000	2,500	$50,000
W.P. Malone Inc.	5,000	1,250	$25,000
Alan M. Johnson III & Marta I. Johnson	5,000	1,250	$25,000
Henry Schwarzbach	5,000	1,250	$25,000
Brian E. Rabune	10,000	2,500	$50,000
Adel Sheshtawy	10,000	2,500	$50,000
Mayank C. Patel	6,000	1,500	$30,000
Steven & Rita Yaroch	5,000	1,250	$25,000
Joseph C. & Loretta A. Pillari	10,000	2,500	$50,000
Stephen Weiss	5,000	1,250	$25,000
Leonard DeOliveira	20,000	5,000	$100,000
Ira & Paula Spodek	10,000	2,500	$50,000
Joel Hirsh	5,000	1,250	$25,000

Investor	Common Shares	Warrant Shares	Purchase Price
Mark Wiley	5,000	1,250	$25,000
Rocco Fuschetto	10,000	2,500	$50,000
Paul Duncan	20,000	5,000	$100,000
Charles P. Nicholson	5,000	1,250	$25,000
Clay Gibson	5,000	1,250	$25,000
Tom & Molly Hicks	10,000	2,500	$50,000
Ahmed Mohamed	5,000	1,250	$25,000
James H. & Carole A. Deney	5,000	1,250	$25,000
Robert Deane	5,000	1,250	$25,000
Graham A. Wilshier	5,000	1,250	$25,000
Mark A. Koerner	10,000	2,500	$50,000
Dennis Weichert	5,000	1,250	$25,000
William N. Strawbridge	8,000	2,000	$40,000
Steven J. & Sherri L. Glock	10,000	2,500	$50,000
Anthony W. McCarthy	20,000	5,000	$100,000
Kathleen Egan-Jerone	5,000	1,250	$25,000
Robert Jerone	5,000	1,250	$25,000
Joseph A. ManFredo	10,000	2,500	$50,000
Maurice & Karen DeVerteuil	10,000	2,500	$50,000
Mark Peeples	20,000	5,000	$100,000

Investor	Common Shares	Warrant Shares	Purchase Price
David Coates	15,000	3,750	$75,000
Kathleen Ammann	20,000	5,000	$100,000
Matthew Caldwell Nicholls	8,000	2,000	$40,000
Joseph Q. Gibson	5,000	1,250	$25,000
Al Steffes	200,000	50,000	$1,000,000
Gary Gengenbach	8,000	2,000	$40,000
Sowmini Sriram	5,000	1,250	$25,000
James Hess Inc. ESOP	5,000	1,250	$25,000
Tees & Novelties Inc.	5,000	1,250	$25,000
Fergus Burke	10,000	2,500	$50,000
Gerald Singer	10,000	2,500	$50,000
NG Company	9,000	2,250	$45,000
Abraham Garfinkel	5,000	1,250	$25,000
Alan Kushner	5,000	1,250	$25,000
Elco Securities Ltd.	5,000	1,250	$25,000
Frederick Stanley Shenstone	5,000	1,250	$25,000
Sio Partners, LP	40,000	10,000	$200,000
John W. & Linda C. Irvine	5,000	1,250	$25,000
Richard C. Ernest	6,000	1,500	$30,000
Thomas P. Darmstadter	10,000	2,500	$50,000

Investor	Common Shares	Warrant Shares	Purchase Price
ATA Rahman	5,000	1,250	$25,000
William Baisley	5,000	1,250	$25,000
Joseph Sensi Jr.	10,000	2,500	$50,000
Nayer Imam	8,000	2,000	$40,000
David T. Gallagher	10,000	2,500	$50,000
Gary B. Kabat	5,000	1,250	$25,000
David E. Anglemeyer	5,000	1,250	$25,000
Richard Carver	8,000	2,000	$40,000
Bartholomew Murphy	10,000	2,500	$50,000
Richard H. Kantor	10,000	2,500	$50,000
James T. & Linda J. Bego	10,000	2,500	$50,000
Theodore R. Reviglio	10,000	2,500	$50,000
John Boulton	5,000	1,250	$25,000
Marc Kadish	5,000	1,250	$25,000
Chester P. Sadowski IRA	8,000	2,000	$40,000
Tom Coehlo	10,000	2,500	$50,000
William Carroll Campbell	5,000	1,250	$25,000
Casey C. Christofferson	5,000	1,250	$25,000
Timothy J. Smidt	10,000	2,500	$50,000
Mark & Judith Bowers	5,000	1,250	$25,000
Daniel I. & Sally E. Waki	10,000	2,500	$50,000
Noah Drezner	5,000	1,250	$25,000

Investor	Common Shares	Warrant Shares	Purchase Price
Mark J. Ehlert	10,000	2,500	$50,000
Magnus Coxner	10,000	2,500	$50,000
David W. Drezner	5,000	1,250	$25,000
Bernie & Rita’s Limited Partnership	5,000	1,250	$25,000
Nelson Penarreta & Patricia Davila	5,000	1,250	$25,000
David Shively	7,400	1,850	$37,000
Higginbotham Family Trust	5,000	1,250	$25,000
Michael Moeller	5,000	1,250	$25,000
Caduceus Private Investment III, L.P.	2,971,698	742,925	$14,858,490
OrbiMed Associates III, L.P.	28,302	7,075	$141,510
RA Capital Biotech Fund, L.P.	1,178,880	294,720	$5,894,400
RA Capital Biotech Fund II, L.P.	21,120	5,280	$105,600
Accipiter Life Sciences Fund, L.P.	318,500	79,625	$1,592,500
Accipiter Life Sciences Fund (Offshore), L.P.	319,950	79,988	$1,599,750
Accipiter Life Sciences Fund II (Offshore), L.P.	271,450	67,863	$1,357,250
Accipiter Life Sciences Fund II, L.P.	132,350	33,087	$661,750

Investor	Common Shares	Warrant Shares	Purchase Price
Accipiter Life Sciences Fund II (QP), L.P.	157,750	39,437	$788,750
H&Q Healthcare Investors	472,000	118,000	$2,360,000
H&Q Life Science Investors	328,000	82,000	$1,640,000
Highbridge International LLC	400,000	100,000	$2,000,000
MPM Bioequities Investors Fund, LLC	5,100	1,275	$25,500
MPM Bioequities Master Fund, L.P.	394,900	98,725	$1,974,500
SF Capital Partners, Ltd.	400,000	100,000	$2,000,000
Capital Ventures International	400,000	100,000	$2,000,000
A.M. Pappas Life Science Ventures III, L.P.	338,928	84,732	$1,694,640
PV III CEO Fund, L.P.	21,072	5,268	$105,360
Passport Global Master Fund SPC, Ltd.	160,000	40,000	$800,000
Wexford Spectrum Investors, LLC	165,000	41,250	$825,000
Cornell Capital Partners, L.P.	160,000	40,000	$800,000
Crystal Cascades, L.P.	80,000	20,000	$400,000
Cranshire Capital, L.P.	79,000	19,750	$395,000

Investor	Common Shares	Warrant Shares	Purchase Price
HSMR Capital Partners (QP), L.P.	71,000	17,750	$355,000
Camber Capital Fund, L.P.	37,000	9,250	$185,000
Bristol Investment Fund, Ltd.	40,000	10,000	$200,000
Chestnut Ridge Partners, L.P.	38,000	9,500	$190,000
RHP Master Fund, Ltd.	35,000	8,750	$175,000
Radius Venture Partners II, L.P.	800,000	400,000*	$4,000,000
Radius Venture Partners III, L.P.	103,766	51,883*	$518,830
Radius Venture Partners III QP, L.P.	696,234	348,117*	$3,481,170
Dilip J. Mehta	10,000	5,000*	$50,000
George M. Milne, Jr.	10,000	5,000*	$50,000
Sigma Capital Corp.	400,000	167,500**	$2,000,000
Biakum Trading, Inc	10,000	5,000*	$50,000
Silver Investments Holdings Corp.	151,000	62,750***	$755,000
Kevin O’Connell	20,000	5,000	$100,000
Meythaler Investment Partners LC	20,000	5,000	$100,000

Investor	Common Shares	Warrant Shares	Purchase Price
Frantz Medical Ventures Fund I, L.P.	20,000	5,000	$100,000
Barry and Lisa Bergman, JTWROS	20,000	5,000	$100,000
Philip Halpern	8,000	2,000	$40,000
William O. Lehmann, Jr.	5,000	1,250	$25,000
FIRST CLOSING TOTAL	12,990,000	3,747,500	$64,950,000

*	50% of these warrants are in the modified form for lead investors (“Lead Investor Warrants”), which includes a cashless exercise provision, as described in the Private Placement Memorandum

**	67,500 of these warrants are Lead Investor Warrants

***	25,000 of these warrants are Lead Investor Warrants

Exhibit A-2
Schedule of Investors
Second Closing

Investor	Common Shares	Warrant Shares	Purchase Price
Christian Tonsberg	10,000	2,500	$50,000

Exhibit B
INSTRUCTION SHEET FOR INVESTORS
(to be read in conjunction with the entire Securities Purchase Agreement)
A.	Complete the following items in the Securities Purchase Agreement:
1.	Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.

2.	Exhibit B-1 — Stock Certificate Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire;
3.	Exhibit B-2 — Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
4.	Exhibit B-3/B-4 — Investor Certificate:
Provide the information requested by the Certificate for Individual Investors (B-3) or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-4), as applicable.
5.	Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4, to either:
Cowen and Company, LLC
Attn: Gregg Smith
Facsimile: (646) 562-1269
-or-
National Securities Corporation
Attn: Matt Portes
Facsimile: (312) 751-0769
6.	After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-4 to either:

COWEN AND COMPANY, LLC
1221 Avenue of the Americas
New York, NY 10020
Phone: (646) 562-1000
Fax: (646) 562-1269
Attn: Gregg Smith
Or
NATIONAL SECURITIES CORPORATION
875 N. Michigan Ave., Suite 1560
Chicago, IL 60611
Phone: (312) 867-3447
Fax: (312) 751-0769
Attn: Matt Portes
B.	Instructions regarding the wire transfer of funds for the purchase of Units are as follows:
Signature Bank as Escrow Agent for Athersys Inc.
ABA Number: 026013576
Acct Number: 1500892524

Exhibit B-1
STOCK CERTIFICATE QUESTIONNAIRE

Please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address, telephone and telecopy number and email address of the Registered Holder listed in response to item 1 above:

4.	The Tax Identification Number of the Registered Holder listed in response to item 1 above:

Exhibit B-2
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the Registration Statement, please provide us with the following information regarding the Investor.
1. Please state your or your organization’s name exactly as it should appear in the Registration Statement:

Except as set forth below, you or your organization does not hold any equity securities of the Company on behalf of another person or entity.

State any exceptions here:

2. Your address or the address of your organization:

Telephone:
Fax:
Contact Person:
3. If your organization is not, and is not a wholly-owned subsidiary of an entity that is, required to file periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act, identify any natural person(s) who exercise voting and investment power over any equity securities of the Company:

4. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates? (Include any relationships involving you or your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.)

     ☐      Yes                     ☐      No
     If yes, please indicate the nature of any such relationship below:
5. Are you the beneficial owner of any other securities of the Company? (Include any equity securities that you beneficially own or have a right to acquire within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)
     ☐      Yes                     ☐      No
     If yes, please describe the nature and amount of such ownership as of a recent date.
6. Please provide details regarding the beneficial ownership of any equity securities of the Company:

7. Have you made or are you aware of any arrangements relating to the distribution of the shares of the Company pursuant to the Registration Statement?
     ☐      Yes                     ☐      No
     If yes, please describe the nature and amount of such arrangements.

8. NASD Matters
     (a) State below whether (i) you or any associate or affiliate of yours are a member of the NASD, a controlling shareholder of an NASD member, a person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any NASD member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any NASD member. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.
Yes:                                No:
☐                                   ☐
If “yes,” please identify the NASD member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:
If you answer “no” to Question 7(a), you need not respond to Question 7(b).
          (b) State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Corporation or any affiliate thereof including, but not limited to, the common stock now being registered.
Yes:                                No:
☐                                   ☐
If “yes,” please identify the NASD member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.

ACKNOWLEDGEMENT
     The undersigned hereby agrees to notify the Company promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.
     The undersigned understands and acknowledges that the Company will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.
     The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. The undersigned represents and warrants that all information it provides to the Company and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Shares under and pursuant to the Registration Statement, and agrees during such periods to notify the Company immediately of any misstatement of a material fact in the Registration Statement, and of the omission of any material fact necessary to make the statements contained therein not misleading.
Dated:

Name

Signature

Name and Title of Signatory

Exhibit B-3
CERTIFICATE FOR INDIVIDUAL INVESTORS
     If the investor is an individual, including married couples and IRA accounts of individual investors, pleased complete, date and sign this Certificate.
CERTIFICATE
     The undersigned certifies that the representations and responses below are true and accurate:
     (a) The investor has full power and authority to invest in the Company. If the investment is to be held jointly, each investor must execute and deliver the Securities Purchase Agreement and initial their investor status as requested in section (c) below.
     (b) Indicate the form of ownership:
          ☐ Individual
          ☐ IRA
          ☐ Joint Tenants
          ☐ Tenants in Common
          ☐ Tenants in the Entirety
          ☐ Community Property
          ☐ Grantor of a Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)
     (c) In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
☐	1. I certify that I have a net worth (including home, furnishings and automobiles) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

☐	2. I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

☐	3. I certify that I am a director or executive officer of Athersys, Inc. or Pubco.
Please provide the following personal investor information:
Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:                                                                                 Marital Status:
Joint Party Date of Birth:                                                                Investment Experience (Years):
Annual Income:                                                                            Liquid Net Worth:
Net Worth:
Home Street Address:
Home City, State & Zip Code:
Home Phone:                                                                                           Home Fax:
Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:                                                                                           Bus. Fax:
Bus. Email:
Type of Business:
NSC Account Executive / Outside Broker/Dealer:
Form of Payment — Check or Wire Transfer
     ☐  Check payable to “Signature Bank, As Agent for ATHERSYS, INC.”
     ☐  Wire funds from my outside account according to the wiring instructions on the last page of this certificate
     ☐  Wire funds from my Brokerage Account
     ☐  The funds for this investment are rolled over, tax deferred from                      within the allowed 60-day window

Dated: , 2007

Print Name of Investor	Print Name of Investor

Signature	Signature

Exhibit B-4
CERTIFICATE FOR CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY,
TRUST, FOUNDATION AND JOINT INVESTORS
     If the investor is a corporation, partnership, limited liability company, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.
CERTIFICATE
     The undersigned certifies that the representations and responses below are true and accurate:
     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.
     (b) Indicate the form of entity of the undersigned:
          ☐ Limited Partnership
          ☐ General Partnership
          ☐ Limited Liability Company
          ☐ Corporation
          ☐ Revocable Trust (identify each grantor, indicate under what circumstances the trust is revocable by the grantor and have each grantor complete and deliver Exhibit B-3):

(Continue on a separate piece of paper, if necessary.)
          ☐ Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)
          ☐ Other form of organization (indicate form of organization (                                                                                  ).
          (c) Indicate the approximate date the undersigned entity was formed:                                                                         .

     (d) In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.
☐	1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐	3. An insurance company as defined in Section 2(13) of the Securities Act;

☐	4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐	5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	8. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	9. Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Shares and Warrants, with total assets in excess of $5,000,000;

☐	10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐	11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and have each equity owner complete and deliver Exhibit B-3:

(Continue on a separate piece of paper, if necessary.)
     Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

Dated:                     , 2007

Print Name of Investor

Name:
Title:
(Signature and title of authorized officer, partner or trustee)

SECURITIES DELIVERY INSTRUCTIONS
Please instruct us as to where you would like the Securities delivered to at Closing:
Name:
Company:
Address:

Telephone:
Other Special Instructions:

Exhibit C
PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. No such broker-dealer will receive compensation in excess of that permitted by NASD Rule 2440 and IM-2440. In no event will any broker-dealer receive total compensation in excess of 8%. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock (other than underwriting discounts and commissions). We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Exhibit D
COMPANY TRANSFER AGENT INSTRUCTIONS
[TRANSFER AGENT NAME AND ADDRESS]
Attention:
Ladies and Gentlemen:
Reference is made to that certain Securities Purchase Agreement, dated as of [                                         XX], 2007 (the “Agreement”), by and among BTHC VI, Inc., a Delaware corporation (the “Company”), Athersys, Inc., a Delaware corporation (“Athersys”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and Warrants (the “Warrants”), which are exercisable for shares of Common Stock.
     This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):
     (i) to issue shares of Common Stock upon transfer or resale of the Common Shares; and
     (ii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.
     You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and that resales of the Common Shares and the Warrant Shares may be made thereunder, or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from the Company or any Holder that a transfer of Common Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.
     Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.
     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at 216-431-9900.

Very truly yours, BTHC VI, INC.
By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO this day of ___, 2007 NATIONAL CITY BANK
By:
Name:
Title:

Enclosures

Exhibit E
FORM OF WARRANT
[Provided See Exhibit 4.2 to Current Report on Form 8-K filed on June 14, 2007]

Schedules
Schedule 3.1(a)
SUBSIDIARIES
BTHC VI has the following direct or indirect Subsidiaries:
1.	B-VI Acquisition Corp. Subsidiary formed to merge with and into Athersys, with Athersys being the surviving corporation and a wholly-owned subsidiary of BTHC VI.
Athersys has the following direct or indirect Subsidiaries:
1.	Advanced Biotherapeutics, Inc. Operating subsidiary of Athersys, owned 100% by Athersys. Formed in March 2000.

2.	Athersys Limited. Subsidiary formed in UK related to clinical trial of ATHX 105. Owned 100% by Athersys. Formed in June 2006.

3.	ReGenesys LLC. Merger subsidiary formed for acquisition of MAPC technology. Owned 100% by Athersys. Formed in September 2003.

4.	ReGenesys BVBA. Subsidiary formed in Belgium related to potential collaboration. Owned 100% by Athersys indirectly. Formed in October 2005.

5.	Athersys-Singapore PTE, LTD. Inactive subsidiary currently in dissolution. Owned 100% by Athersys. Formed in January 2003.

6.	Oculus Pharmaceuticals, Inc. Inactive joint venture, owned 50% by Athersys. Formed in September 2001.

Schedule 3.1(d)
No Conflicts
The following obligations of Athersys will be incurred as a result of the Merger or the transactions contemplated by this Agreement:
1.	Employee bonuses in the amount of approximately $455,000 (including routine payroll taxes), pursuant to Incentive Agreements between Athersys and its employees.

2.	Officer retroactive salary adjustments in the amount of approximately $255,000 (including routine payroll taxes), pursuant to resolutions of the Athersys Board of Directors. The new salaries will take effect upon the First Closing.

3.	Employee bonus in the amount of $50,000 for William Lehmann, pursuant to the Employment Agreement, dated January 1, 2004, by and between Athersys and William Lehmann.

4.	One employee with an incentive agreement has not waived any potential right to M&A Bonus under Incentive Agreement because he is out of the country, but he is expected to execute a waiver after consummation of the Offering; any bonus that employee would otherwise be eligible for would be equal to one month of salary; employee’s current monthly salary is $8,242.
Milestone payment related to the MultiStem technology payable to the former holders of the MAPC technology in the amount of $500,000 in cash and 38,462 shares of common stock (1,378 shares as adjusted for merger exchange).

Schedule 3.1(f)
CAPITALIZATION

Prior to Merger	Authorized	Issued and Outstanding

PubCo:

Common Stock	100,000,000	300,000

Preferred Stock	10,000,000	0

Long-Term Incentive Plan (shares of Common Stock reserved for future issuance)	3,035,000	0

Prior to Merger	Authorized	Issued and Outstanding

Athersys:

Common Stock(1)	90,000,000	89,522,842

Stock Option Plans(2)	6,740,053	2,842,918

Convertible Notes, convertible upon First Closing(3)	—	—

Common Stock Warrants, issuable to lenders upon First Closing(4)	—	—

(1)	Assumes the conversion of all series of Athersys preferred stock into common stock. Also assumes the exercise of all existing warrants by Athersys’ bridge investors, which are issuable upon the conversion of the preferred stock. Excludes 38,462 shares of common stock issuable upon the First Closing related to a milestone regarding the MultiStem technology. Also excludes shares of common stock that may be issuable to Athersys’ senior secured lenders upon the achievement of a milestone. Also excludes shares of common stock that may be issuable to Angiotech Pharmaceuticals, Inc. upon the achievement of certain milestones related to a strategic alliance.

(2)	Stock options granted to current employees, directors and consultants of Athersys will be terminated in connection with the merger. BTHC will assume certain stock option agreements with former employees and consultants of Athersys, which will amount to 5,052 option shares after taking the Merger Exchange Rate into consideration.

(3)	Athersys has secured notes issued to bridge investors ($2.5 million principal) and unsecured notes issued to Angiotech Pharmaceuticals, Inc. ($10 million principal) that will convert along with accrued interest upon the First Closing.

(4)	Athersys’ senior secured lenders are entitled to warrants with a nominal value of approximately $745,000, which are issuable upon the First Closing.

Prior to the First Closing (5)	Authorized	Issued and Outstanding

Common Stock (6)	100,000,000	3,510,523

Preferred Stock	10,000,000	0

Long-Term Incentive Plan (shares of Common Stock reserved for future issuance)	3,035,000	0

Common Stock Warrants, issuable to lenders upon First Closing (shares of Common Stock reserved for future issuance) (7)	—	—

(5)	After the First Closing, Radius and other new investors may be beneficial owners of in excess of 5% of Common Stock, and upon the conversion of its note, Angiotech Pharmaceuticals, Inc. would be a beneficial owner of in excess of 5% of Common Stock.

(6)	Includes 1,378 shares of Common Stock issuable upon the First Closing related to a milestone regarding the MultiStem technology. Excludes the conversion of Athersys convertible notes. Excludes shares that may be issuable to Athersys’ senior lenders upon achievement of a milestone. Also excludes shares of Common Stock that may be issuable to Angiotech Pharmaceuticals, Inc. upon the achievement of certain milestones related to a strategic alliance.

(7)	Athersys’ senior secured lenders are entitled to warrants with a nominal value of approximately $745,000, which are issuable upon the First Closing. Based on the $5.00 offering price, warrants will be issued to the lenders for 149,026 shares of Common Stock.

Schedule 3.1(j)
MATERIAL AGREEMENTS
1.	Research Collaboration and License Agreement, dated as of December 8, 2000, by and between the Company and Bristol-Myers Squibb Company.

2.	Cell Line Collaboration and License Agreement, dated as of July 1, 2002, by and between the Company and Bristol-Myers Squibb Company, as amended as of January 1, 2006.

3.	Extended Collaboration and License Agreement, dated as of January 1, 2006, by and between the Company and Bristol-Myers Squibb Company.

4.	Exclusive License Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

5.	Ownership Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003.

6.	Strategic Alliance Agreement, by and between Athersys, Inc. and Angiotech Pharmaceuticals, Inc., dated as of May 5, 2006.

7.	License Agreement, by and between Athersys, Inc. and Angiotech Pharmaceuticals, Inc., dated as of May 5, 2006.

8.	Sublicense Agreement, by and between Athersys, Inc. and Angiotech Pharmaceuticals, Inc., dated as of May 5, 2006.

9.	Convertible Promissory Note in the amount of $5,000,000 from Athersys, Inc. to Angiotech Pharmaceuticals, Inc., dated as of May 5, 2006.

10.	Convertible Promissory Note in the amount of $5,000,000 from Athersys, Inc. to Angiotech Pharmaceuticals, Inc., dated as of January 16, 2007.

11.	Amended and Restated Registration Rights Agreement, dated as of April 28, 2000, as amended as of January 29, 2002, as of November 19, 2002, and as of May 31, 2007, by and

among the Company and certain of its stockholders.

12.	Secured Convertible Promissory Notes in the aggregate amount of $2,500,000 from Athersys, Inc. to Investors, dated as of October 19, 2006.

13.	Warrants to Investors, dated as of October 19, 2006.

14.	1995 Incentive Plan of Athersys, Inc., as amended.

15.	2000 Stock Incentive Plan of Athersys, Inc.

16.	BTHC VI, Inc. Long-Term Incentive Plan .

17.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

18.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

19.	Amendment to Loan and Security Agreement, dated as of September 29, 2006, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

20.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.

21.	Security Agreement, by and between Athersys, Inc. and Investors, dated as of October 19, 2006.

22.	Amended and Restated Employment agreement dated April 1, 1998 by and between Athersys, Inc. and Gil Van Bokkelen.

23.	Amended and Restated Employment agreement dated April 1, 1998 by and between Athersys, Inc. and John Harrington.

24.	Employment agreement dated May 22, 1998 by and between Athersys, Inc. and Laura Campbell.

25.	Employment agreement dated September 25, 2000 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Kurt Brunden.

26.	Employment agreement dated October 3, 2003 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and Robert Deans, Ph.D.

27.	Employment agreement dated January 1, 2004 by and between Athersys, Inc., Advanced Biotherapeutics, Inc. and William Lehmann.

28.	Form Incentive agreement — entered into with named executives.

29.	Non-competition agreements and D&O indemnification agreements with key members of management.

30.	D&O indemnification agreements with board members

31.	Separation and General Release Agreements with terminated employees, 2005, 2003, 2002.

32.	Engagement Letter, dated as of October 31, 2005, by and between the Company and Merrill Lynch & Co.

33.	Summary of Principle Terms, dated as of February 21, 2007, by and between the Company and Radius Ventures, as amended on March 19, 2007.

34.	Engagement Agreement, dated as of February 28, 2007, by and between the Company and National Securities Corporation.

35.	Amendment to Engagement Agreement, dated as of April 16, 2007, by and among the Company, National Securities Corporation, and Cowen and Company, LLC.

36.	Asset Purchase and License Agreement, dated as of May 22, 2007, by and between Athersys and Wyeth Pharmaceuticals, Inc.

37.	Merger Agreement, dated as of May 24, 2007, by and among Athersys, BTHC VI, Inc. and B-VI-Acquisition Corp.

Schedule 3.1(n)
Liens
     Athersys has granted a security interest in substantially all of its assets, including without limitation, the capital stock or other equity interests of its subsidiaries, pursuant to the agreements and instruments set forth below.
1.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

2.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

3.	Amendment to Loan and Security Agreement, dated as of September 29, 2006, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

4.	UCC Financing Statements of the Company and Advanced Biotherapeutics, Inc. naming Venture Lending & Leasing IV, Inc., as agent, as secured party.

5.	Intellectual Property Security Agreement, dated as of February 14, 2006, by and between Athersys, Inc. and Venture Lending & Leasing IV, Inc.

6.	Control Agreement Concerning Deposit Accounts, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and National City Bank.

7.	Account Control Agreement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., Costella Kirsch IV, L.P., and NatCity Investments.

8.	Secured Convertible Promissory Notes in the aggregate amount of $2,500,000 from Athersys, Inc. to Investors, dated as of October 19, 2006.

9.	Security Agreement, by and between Athersys, Inc. and Investors, dated as of October 19, 2006.

Schedule 3.1(v)
PATENTS AND TRADEMARKS
     In April 2007, Athersys received a letter from REGENESIS BIOMEDICAL regarding Athersys’ application to register the mark REGENESYS. The letter was a request for Athersys to abandon its application and to cease from using the REGENESYS mark. The REGENESYS mark is not necessary to conduct Athersys’ business. Athersys believes that REGENESIS does not operate in the same field as REGENESYS. However, Athersys is considering its options in this matter.

Schedule 3.1(cc)
INDEBTEDNESS
Athersys has the following debt outstanding under the agreements listed below, with balances as of May 31, 2007, including accrued interest, of:
Senior secured loan with Venture Lending/Costella Kirsch ($3,527,715)

Secured promissory notes with Bridge Investors ($2,658,219), which will convert into common stock of BTHC upon Closing of the Offering.
Unsecured promissory notes with Angiotech ($10,370,993), which will convert into common stock of BTHC upon Closing of the Offering.

1.	Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

2.	Promissory Notes made by the Company and Advanced Biotherapeutics, Inc., on behalf of Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., dated November 12, 2004 (numbers CK-001 and 4035-001), and dated December 29, 2004 (numbers CK-002 and 4035-002).

3.	Amendment to Loan and Security Agreement, dated as of September 29, 2006, by and among the Company, Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P.

4.	Secured Convertible Promissory Notes in the aggregate amount of $2,500,000 from Athersys, Inc. to Investors, dated as of October 19, 2006.

5.	Convertible Promissory Note in the amount of $5,000,000 from Athersys, Inc. to Angiotech Pharmaceuticals, Inc., dated as of May 5, 2006.

6.	Convertible Promissory Note in the amount of $5,000,000 from Athersys, Inc. to Angiotech Pharmaceuticals, Inc., dated as of January 16, 2007.

Schedule 5.1(h)
CONSENTS AND WAIVERS
1.	Stockholder consent to amend the Athersys Stockholders’ Agreement to provide for its termination upon the closing of the Offering and the Merger, and waiver of preemptive rights relating to the Offering.
2.	Stockholder consent to amend the Athersys Registration Rights Agreement to approve the registration rights being provided in this Offering and to waive certain registration rights.